UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                           FORM 8-K



                       CURRENT REPORT



           PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) July 1, 2004


                   NICHOLAS FINANCIAL, INC.
    (Exact name of registrant as specified in its Charter)


    British Columbia, Canada      0-26680          8736-3354
(State or Other Jurisdiction of (Commission  (I.R.S. Employer
 Incorporation or Organization)  File Number) Identification No.)

  2454 McMullen Booth Road, Building C
    Clearwater, Florida                           33759
  (Address of Principal Executive Offices)      (Zip Code)


                        (727) 726-0763
     (Registrant's telephone number, Including area code)


                        Not applicable
    (Former name, former address and former fiscal year, if
                 changed since last report)

Item 5.     Other Events

     Nicholas Financial, Inc. announced effective today, the Company has executed an amendment to its Line of Credit Agreement. This amendment increases the revolving Line of Credit to $85 million; it extends the maturity date of the Line until November 30, 2006, and includes the addition of the Bank of Scotland as its third participating bank.



Exhibit #      Description

 99   Press  release  dated  July 1,  2004,  announcing  the
        amendment to its Line of Credit Agreement.

                         SIGNATURES

   Pursuant  to the requirements of the Securities  Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                  NICHOLAS FINANCIAL, INC.
                        (Registrant)


  Date: July 1, 2004            /s/ Peter L. Vosotas
                                Peter L. Vosotas
                                Chairman, President,
                                Chief Executive Officer
                                (Principal Executive Officer)


    Date: July 1, 2004         /s/ Ralph T. Finkenbrink
                               Ralph T. Finkenbrink
                               (Principal Financial
                                Officer and Accounting
                                Officer)

Exhibit Index

Exhibit     Description

99 Press release dated July 1, 2004, announcing the amendment to its Line of Credit Agreement.

                    Exhibit 99



              FOR IMMEDIATE RELEASE


Nicholas

Nicholas Financial, Inc.
Corporate Headquarters

2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759



Contact: Ralph Finkenbrink
         Sr. Vice President, Finance

NASDAQ: NICK
Web site: www.nicholasfinancial.com
Ph # - 727-726-0763
Fax # - 727-726-2140


           Nicholas Financial Announces Revolving
           Line of Credit Increase to $85,000,000
              Bank of Scotland joins Consortium


July  1,  2004  - Clearwater, Florida - Nicholas  Financial,
Inc. (Nasdaq, NICK), announced effective today, that the Company has executed an amendment to its revolving line of credit agreement. This amendment increases the revolving line of credit to $85 million and extends the maturity date of the line until November 30, 2006. The new agreement includes the addition of Bank of Scotland as its third participating bank. Bank of Scotland, whose parent HBOS plc is the 6th largest bank in Europe, has agreed to become part of the consortium of lenders to the Company. Bank of America has been the Company's lead lender since 1993. The participating lenders are First Tennessee Bank, Hibernia National Bank and now Bank of Scotland.

According to Peter Vosotas, Chief Executive Officer and President, "The Company is pleased to add Bank of Scotland to its lending consortium as it gives the Company additional leverage with its lenders. It allows the Company to extend and expand its revolving line of credit without straining the lending limits with any of these banks. Extending the line of credit at this time gives the company the money that it needs to continue its controlled growth for the next three (3) years."

Founded in 1985, with assets of $103,223,000 as of March 31, 2004, Nicholas Financial is one of the largest publicly traded specialty consumer finance companies based in the Southeast. The Company presently operates out of 32 branch locations in both the Southeast and the Midwest States. The Company has approximately 6,500,000 shares of common stock outstanding. For an index of Nicholas Financial Inc.'s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.


Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including competitive factors, the management of growth, and other risks detailed from time to time in the Company's filings and reports with the Securities and Exchange Commission including the Company's Annual Report on Form 10-K for the year ended March 31, 2004. Such statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.

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